                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):    August 1, 2000


                             Resource America, Inc.
             (Exact name of registrant as specified in its charter)

    Delaware                          0-4408                    72-0654145
(State or Other                     (Commission              (I.R.S. Employer
Jurisdiction of Incorporation)      File Number)            Identification No.)


              1521 Locust Street, 4th Floor, Philadelphia, PA 19102 (Address of principal executive offices) (Zip code)


Registrant's telephone number, including area code:  (215) 546-5005

Item 2:  Acquisition or Disposition of Assets.

         On August 1, 2000, Resource America, Inc. completed the sale of all of the outstanding capital stock of Fidelity Leasing, Inc., Resource's small ticket equipment leasing subsidiary, to European American Bank and AEL Leasing Co., Inc., subsidiaries of ABN AMRO Bank, N.V. Total consideration received by Resource, including repayment of certain intercompany indebtedness, was $152.2 million. The purchase price was paid in cash, except for approximately $16.0 million that was paid by a non-interest bearing promissory note. The promissory note will be payable to the extent that payments are received on a pool of Fidelity Leasing's lease receivables comprised of those that are aged more than 90 days, are on Fidelity Leasing's credit watch list or have an outstanding balance of $200,000 or more and would be risk rated "not pass" under the purchasers' credit policies. In addition, $10.0 million of the total consideration received by Resource will be held in escrow until March 31, 2004 as security for Resource's indemnification obligations to the purchasers. The purchasers assumed approximately $431.0 million in debt payable to third parties and other liabilities, resulting in a total consideration of $583.0 million.

         For further terms and conditions of the sale, reference is made to the Stock Purchase Agreement, a copy of which is attached as an exhibit to the Registrant's Current Report on Form 8-K dated May 17, 2000 and which is incorporated by reference in this Current Report, and to the amendment to the Stock Purchase Agreement, a copy of which is attached as an exhibit to this Current Report.


Item 7:  Financial Statements and Exhibits

                                                                           Page
                                                                           ----
        (b)   Pro Forma Financial Information.
              (1) Unaudited Pro Forma Consolidated Financial Information of
                  Resource America, Inc..................................    3
                  Unaudited Pro Forma Consolidated Balance Sheet at
                       March 31, 2000....................................    4
                  Unaudited Pro Forma Consolidated Statement of
                       Income for the six months ended March 31, 2000....    5
                  Unaudited Pro Forma Consolidated Statement of
                       Income for the year ended September 30, 1999......    6
                  Notes to Unaudited Pro Forma Consolidated Financial
                       Information.......................................    7

         (c)  Exhibits

              (2) Amendment to Stock Purchase Agreement among European American
                  Bank and AEL Leasing, Inc., Resource America, Inc. and FLI Holdings, Inc.

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA FINANCIAL INFORMATION OF RESOURCE


         The following statements set forth unaudited pro forma financial information of Resource giving effect to the sale of its wholly-owned subsidiary, Fidelity Leasing, to European American Bank and AEL Leasing Co., Inc. for cash, a note and assumption by the purchasers of Fidelity Leasing debt. The statements also reflect the cash escrow securing Resource's indemnification obligations. The statements give effect to the sale as if it had occurred on March 31, 2000 (with respect to balance sheet data) and as of the beginning of each period presented (with respect to income statement data). These statements do not purport to be indicative of the financial position or results of operations for future periods or indicative of the results that actually would have been realized had the sale taken place at March 31, 2000 or during the periods covered by the income statements.

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                AT MARCH 31, 2000
                        (in thousands, except share data)

                                                                                            Pro Forma
                                                                            Historical     Adjustments    Pro Forma
                                                                            ----------     -----------    ---------
                        Assets
Cash...................................................................... $    19,220    $  109,099 A    $   128,319
Cash - escrow.............................................................           -        10,000 B         10,000
Accounts and notes receivable and other prepaid expenses..................      12,645         6,185 C         18,830
Net assets of discontinued operations.....................................      97,537       (95,018)D          2,519
Investments in real estate loans (less allowance for possible
   losses of $1,705)......................................................     183,599                        183,599
Investments in real estate ventures.......................................      17,546                         17,546
Investment in Resource Asset Investment Trust ("RAIT")....................       8,986                          8,986
Property and equipment:
   Oil and gas properties and equipment (successful efforts)..............      83,725                         83,725
   Gas gathering and transmission facilities..............................      18,265                         18,265
   Other..................................................................       6,934                          6,934
                                                                           -----------    ----------      -----------
                                                                               108,924             -          108,924
Less-accumulated depreciation, depletion & amortization...................     (23,511)                       (23,511)
                                                                           -----------    ----------      -----------
       Net property and equipment.........................................      85,413             -           85,413
Other assets (less accumulated amortization of $8,360)....................      53,236                         53,236
                                                                           -----------    ----------      -----------
       Total assets....................................................... $   478,182    $   30,266      $   508,448
                                                                           ===========    ==========      ===========

         Liabilities and Stockholders' Equity
Debt:
   Warehouse debt......................................................... $         -    $               $         -
   Non-recourse debt......................................................      53,290                         53,290
   Senior debt............................................................      99,100                         99,100
   Other debt.............................................................       5,649                          5,649
                                                                           -----------    ----------      -----------
       Total debt.........................................................     158,039             -          158,039
                                                                           -----------    ----------      -----------
Other liabilities:
   Accounts payable.......................................................      11,106                         11,106
   Accrued liabilities....................................................      13,206                         13,206
   Estimated income taxes.................................................       4,000        11,501E          15,501
   Deferred income taxes..................................................       7,700                          7,700
                                                                           -----------    ----------      -----------
       Total liabilities..................................................     194,051        11,501          205,552
                                                                           -----------    ----------      -----------
Minority interest in Atlas Pipeline Partners, L.P.........................      17,699             -           17,699
                                                                           -----------    ----------      -----------
Commitments and contingencies.............................................           -             -                -
                                                                           -----------    ----------      -----------
Stockholder's equity:
   Preferred stock, $1.00 par value: 1,000,000 authorized shares..........           -                              -
   Common stock, $0.01 par value: 49,000,000 authorized shares............         244                            244
   Accumulated other comprehensive loss...................................      (1,974)                        (1,974)
   Additional paid-in capital.............................................     221,022                        221,022
   Less treasury stock, at cost...........................................     (16,507)                       (16,507)
   Less loan receivable from Employee Stock Ownership Plan
     ("ESOP").............................................................      (1,440)                        (1,440)
   Retained earnings......................................................      65,087        18,765F          83,852
                                                                           -----------    ----------      -----------
     Total stockholders' equity...........................................     266,432        18,765          285,197
                                                                           -----------    ----------      -----------

Total liabilities, equity and minority interest........................... $   478,182    $   30,266      $   508,448
                                                                           ===========    ==========      ===========


     See accompanying notes to pro forma consolidated financial information

                             RESOURCE AMERICA, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED MARCH 31, 2000
                        (in thousands, except share data)

                                                                                            Pro Forma
                                                                             Historical     Adjustments       Pro Forma
                                                                             ----------     -----------       ---------
REVENUES:
Real estate finance....................................................... $    10,414    $                 $    10,414
Energy....................................................................      39,257                           39,257
Interest and other........................................................       4,579         (3,046)G           1,533
                                                                           -----------    -----------       -----------
                                                                                54,250         (3,046)           51,204

COSTS AND EXPENSES:
Real estate finance.......................................................       1,455                            1,455
Energy....................................................................      28,356                           28,356
General and administrative................................................       3,845                            3,845
Depreciation, depletion and amortization..................................       5,099                            5,099
Interest..................................................................       9,210                            9,210
Provision for possible losses.............................................         445                              445
Minority interest in Atlas Pipeline Partners, L.P.........................         360                              360
                                                                           -----------    -----------       -----------
                                                                                48,770              -            48,770
                                                                           -----------    -----------       -----------

Income from continuing operations before taxes............................       5,480         (3,046)            2,434
Provision for income taxes................................................       1,753           (974)H             779
                                                                           -----------    -----------       -----------
Income from continuing operations......................................... $     3,727    $    (2,072)O     $     1,655
                                                                           ===========    ===========       ===========

Net income per common share - basic:
   From continuing operations............................................. $      0.16                      $      0.07
                                                                           ===========                      ===========
Weighted average common shares outstanding................................      23,350                           23,350
                                                                           ===========                      ===========

Net income per common share - diluted:
   From continuing operations............................................. $      0.16                      $      0.07
                                                                           ===========                      ===========
Weighted average common shares............................................      23,768                           23,768
                                                                           ===========                      ===========






     See accompanying notes to pro forma consolidated financial information

                             RESOURCE AMERICA, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                        (in thousands, except share data)

                                                                                            Pro Forma
                                                                            Historical     Adjustments       Pro Forma
                                                                            ----------     -----------       ---------
REVENUES:
Real estate finance....................................................... $    45,907    $                 $    45,907
Equipment leasing.........................................................      41,129        (39,036)I           2,093
Energy....................................................................      54,493                           54,493
Interest and other........................................................       3,560                            3,560
                                                                           -----------    -----------       -----------
                                                                               145,089        (39,036)          106,053

COSTS AND EXPENSES:
Real estate finance.......................................................       3,102                            3,102
Equipment leasing.........................................................      13,156        (10,954)J           2,202
Energy....................................................................      38,477                           38,477
General and administrative................................................       4,859                            4,859
Depreciation, depletion and amortization..................................       7,643         (1,657)K           5,986
Interest..................................................................      33,696        (13,470)L          20,226
Provision for possible losses.............................................       4,617         (4,117)M             500
                                                                           -----------    -----------       -----------
                                                                               105,550        (30,198)           75,352
                                                                          ------------    ------------      -----------

Income from continuing operations before taxes............................      39,539         (8,838)           30,701
Provision for income taxes................................................      12,847         (2,828)N          10,019
                                                                          ------------    -----------       -----------
Income from continuing operations......................................... $    26,692    $    (6,010)O     $    20,682
                                                                           ===========    ===========       ===========

Net income per common share - basic:
   From continuing operations............................................. $      1.21                      $      0.94
                                                                           ===========                      ===========
Weighted average common shares outstanding................................      22,108                           22,108
                                                                           ===========                      ===========

Net income per common share - diluted:
   From continuing operations............................................. $      1.17                      $      0.91
                                                                           ===========                      ===========
Weighted average common shares............................................      22,803                           22,803
                                                                           ===========                      ===========









     See accompanying notes to pro forma consolidated financial information

                     RESOURCE AMERICA, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     A. Reflects the net cash proceeds to Resource from the sale of its small ticket leasing subsidiary of $152.2 million less $15.4 million of payments made by Resource to the management of Fidelity Leasing, $1.8 million of estimated expenses in connection with closing the transaction, $10.0 million of cash being held in escrow (see Note B) and a $16.0 million note receivable.

     B. Reflects a $10.0 million cash escrow which will be held until March 31, 2004 as security for Resource's indemnification obligations to the purchasers.

     C. Reflects a $16.0 million non-interest bearing note receivable net of a $9.8 million allowance for possible losses and imputed interest.

     D.      Reflects the net assets of Fidelity Leasing sold at March 31, 2000.

     E. Reflects the estimated tax liability on the gain from the sale of Fidelity Leasing.

     F. Reflects the estimated net after-tax gain from the sale of Fidelity Leasing.

     G. Reflects the adjustment of intercompany interest income which had been accrued by Resource. Fidelity Leasing, which was presented as a discontinued operation in Resource's consolidated financial statements for the six months ended March 31, 2000, had a corresponding accrual of interest expense charged to its operations for that period.

     H. Pro forma adjustments have been effected at Resource's historical effective tax rate which was 32% for the six months ended
             March 31, 2000.

     I.      Reflects revenues related to Fidelity Leasing.

     J.      Reflects costs and expenses related to Fidelity Leasing.

     K.      Reflects depreciation and amortization related to Fidelity Leasing.

     L.      Reflects interest expense related to Fidelity Leasing.

     M.      Reflects the provision for possible losses related to Fidelity
             Leasing.

     N. Pro forma adjustments have been effected at Resource's historical effective tax rate which was 32% for the fiscal year ended September 30, 1999.

     O. No effect has been given in the pro forma consolidated statements of income for the effect of interest income or other results from the use of the proceeds from this transaction.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2000                                  RESOURCE AMERICA, INC.

                                                 By: /s/ Steven J. Kessler
                                                    ---------------------------
                                                 Steven J. Kessler
                                                 Senior Vice President and
                                                 Chief Financial Officer

(c) Exhibits

    (2) Amendment to Stock Purchase Agreement among European American Bank and AEL Leasing, Inc., Resource America, Inc. and FLI Holdings, Inc.

                      AMENDMENT TO STOCK PURCHASE AGREEMENT


         This Amendment (this "Amendment") to the Stock Purchase Agreement dated May 17, 200 (the "Agreement") among European American Bank and AEL Leasing Co., Inc. ("Purchasers") and RESOURCE America, Inc. and FLI Holdings, Inc. ("Sellers") for the sale of the outstanding capital stock of Fidelity Leasing, Inc. (the "Company") is made between the Purchasers and the Sellers as of August 1, 2000.

         WHEREAS, pursuant to Section 14.07 of the Agreement, Purchasers wish to waive certain obligations of Sellers under the Agreement and Sellers wish to waive certain obligations of Purchasers under the Agreement and; pursuant to
Section 14.08 of the Agreement the Purchasers and the Sellers wish to amend the Agreement as set out hereto.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto hereby agrees as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement unless otherwise stated.

         2. Waiver by Purchasers. Purchasers hereby waive the requirement set forth in Section 4.01(a), 5.02 and 5.06 of the Agreement that Sellers obtain the consents set forth as items 1, 2, 4, 8, 9, 16 and 17 in Section 2.06 of the Disclosure Schedule (collectively, the "Third Party Consent") and acknowledge and agree that they are responsible for any breaches or defaults under the agreements described by those items as a result of the failure of Sellers to obtain the Third Party Consent. Further, Purchasers hereby waive the requirement set forth in Section 4.01(a), 5.02 and 5.05 that Sellers obtain the consent or approval of the Governmental or Regulatory Authorities set forth in Section 2.07 of the Disclosure Schedule to consummate the transactions contemplated by the Agreement (the "Waived Approvals").

         3. Waiver by Sellers. Sellers hereby waive the requirement set forth in
Section 4.14 and 6.02 of the Agreement that Purchasers secure, prior to or at the Closing, the release of the guaranties set forth as items 1, 3, 4, 6 and 7 in Section 4.14 of the Disclosure Schedule (collectively, the "Guaranties").

         4. Reduction of the Purchase Price. The aggregate purchase price for the Shares set out in Section 1.02 of the Agreement shall be reduced to $63,100,000.00 (the "Purchase Price").

         5. Amendment to Section 1.03(i) of the Agreement. Section 1.03(i) of the Agreement is hereby amended and restated as follows.

         An amount in cash equal to $53,100,000 less the principal amount of the Note referred to in clause (iii) below by wire transfer of immediately available funds to such U.S. dollar account as Sellers may direct by writ notice to Purchasers, such written notice to be provided at least two (2) Business Days before the Closing Date;

         6. Amendment to Section 11.02(a) of the Agreement. Section 11.02(a) of the Agreement is hereby amended and restated as follows:

         Purchasers agree to indemnify each Seller and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the party of Purchasers contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein) (ii) the failure of Sellers to obtain the Third Party Consent and (iii) the Guaranties.

         7. Assignment of Canadian Subsidiaries The Purchasers hereby assign their right to acquire the shares (the "Canada Shares") of Fidelity Leasing Canada Inc. ("Fidelity Canada") to ABN AMRO Bank Canada ("ABN AMRO"). ABN AMRO is required to obtain the consent of the Superintendent of Financial Institutions pursuant to Section 494(4) of the Bank Act (the "Consent") to permit it to acquire the shares of Fidelity Canada. The Sellers are required to obtain a Section 116 Certificate (the "Tax Consent") to permit them to transfer the Canada Shares of Fidelity Canada to ABN AMRO. Purchasers and Sellers agree to use their commercially reasonable best efforts to obtain the Consent and the Tax Consent, respectively, as soon as possible. Purchasers shall reimburse Sellers for all reasonable costs and expenses not to exceed $10,000.00 dollars incurred by them in obtaining the Tax Consent. Neither the Consent nor the Tax Consent can be obtained by the closing date under the Agreement which will be August 1, 2000 (the "Closing").

         Prior to Closing, the Company will transfer the Canada Shares to Fidelity Leasing Holdings, Inc. ("Holdings") and immediately prior to such transfer the Company will pay U.S.$300,000 to Fidelity Canada for newly issued common shares of Fidelity Cananda. Fidelity Canada will use the cash from this stock issuance to repay a portion of its intercompany debt to the Company.

         At Closing, Holdings will transfer the Canada Shares to the Escrow Agent who will hold them under the terms of the Escrow Agreement pending the obtaining of the Consent and the Tax Consent. When the Consent and the Tax Consent are obtained the Canada Shares shall forthwith be released by the Escrow Agent on behalf of the Sellers to ABN AMRO for consideration of $1.

         During the period from Closing to the transfer of Fidelity Canada to ABN AMRO (the "Transitional Period") the Purchasers agree to procure that ABN AMRO will provide to the Sellers the services necessary for the management control and operations of Fidelity Canada and its subsidiaries and during the Transitional Period to operate Fidelity Canada and its subsidiaries in the ordinary course of business and for the avoidance of doubt from Closing the Purchasers will be responsible for the funding of Fidelity Canada and its subsidiaries. Purchasers agree to indemnify Seller and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to actions taken by ABN AMRO in the course of operating Fidelity Canada and its subsidiaries during the Transitional Period, except for any losses suffered or incurred in respect of performing the obligations under the Agreement.

         8. Amendment to Section 11.01(a) of the Agreement. Section 11.01(a) of the Agreement is hereby amended by the addition of the following:

         (vii) any of the payments set out in Schedule 11.01(a) which are not received by the Company by August 1, 2003.

         9. Amendment to Schedules. Schedule 11.01(a) shall be added to the Agreement.

         10. Amendment to Section 8.04 of the Agreement Section 8.04 of the Agreement is hereby amended and restated as follows:

         Any refunds received by Purchasers, the Company, any of its Subsidiaries or their successors of Taxes of the Company or its Subsidiaries relating to taxable periods or portions thereof ending on or before the Closing Date (except for the tax refunds included in the Note) shall be for the account of Sellers, and Purchasers shall pay over to Sellers any such refund received by Purchasers, the Company, any of its Subsidiaries or their successors within five (5) business days of receipt. Purchasers shall, if Sellers so request and at Sellers' expense, cause the relevant entity to file for and obtain any refunds to which Sellers are entitled under this Section 8.04. Purchasers shall permit Sellers to control (at Sellers' expense) the prosecution of any such refund claimed, and shall cause the relevant entity to authorize by appropriate power-of-attorney such persons as Sellers shall designate to represent such entity with respect to such refund claimed.

         11. Deduction for Payments to Employees. All payments made to employees of the Company on or before the Closing Date, including all amounts paid by Sellers pursuant to the contracts described in Section 5.11 of the Agreement and described as the "Initial Bonus" as defined in those contracts, shall be deducted by Sellers (or the Company) on their tax returns for the period including the Closing Date and shall not be deducted by the Purchasers (or by the Company for any period after the Closing Date).

         12. Survival. The covenants and agreements of Sellers and Purchasers contained in this Amendments shall survive the Closing.

         13. Effect on the Agreement. Except as set forth herein, all terms and provisions of the Agreement shall remain in full force and effect in accordance with the terms thereof.

         14. Counterparts. This Amendment may be executed in two or more counterparty, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have cause this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

EUROPEAN AMERICAN BANK

By:
    ---------------------------------
    Name:
    Title:


AEL LEASING CO., INC.

By:
    ---------------------------------
    Name:
    Title:

RESOURCE AMERICA, INC.

By:
    ---------------------------------
    Name:
    Title:

FLI HOLDINGS, INC.

By:
    ---------------------------------
    Name:
    Title:



                                Schedule 11.01(a)

Payment due from SPC I TRUST                                  $575,205.22

Payment due from various vendors                              $215,457.71
as a result of overpayment